SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

X	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))
[ ]	Definitive Information Statement

CLEAN ENVIRO TECH CORP.

(Name of Registrant as Specified in Charter)

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PRELIMINARY INFORMATION STATEMENT SUBJECT TO COMPLETION DATED JUNE 6, 2014

SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act

of 1934, as amended

Clean Enviro Tech CORP.

420 North Nellis A3-146

Las Vegas, Nevada 89110

Telephone: (702) 425-4289

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to our shareholders on behalf of our board of directors pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our shareholders of an amendment to our Articles of Incorporation to increase the authorized number of shares of common stock from 10,000,000 shares, par value $.001 per share, to 110,000,000 shares, par value $.001 per share. The Company currently has no commitments or plans for the issuance of any shares of our common stock. This Information Statement is being furnished to the shareholders of record of our common stock, par value $.001 per share, on the record date as determined by our board of directors to be the close of business on , 2014.

Our board of directors unanimously approved the amendment to our Articles of Incorporation to increase the authorized number of shares of common stock from 10,000,000 shares, par value $.001 per share, to 110,000,000 shares, par value $.001 per share, on May 31, 2014. Our Company on the same date received the written consent from the shareholder of our company holding a majority (56%) of the outstanding shares of our common stock. Upon the expiration of the 20 day period required by Rule 14c-2 and in accordance with the provisions of the Private Corporations Law of the State of Nevada, our Company intends to file a Certificate of Amendment to our Articles of Incorporation to effect the amendment to increase our authorized common stock. The Certificate of Amendment will not be filed until at least 20 days after we file the Information Statement with the Securities and Exchange Commission and deliver the Information Statement to our shareholders of record.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it has been accepted for filing by the Secretary of State of the State of Nevada. We anticipate that our Company will file the Certificate of Amendment 20 days after the Definitive Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held on the record date.

Our board of directors has fixed the close of business on , 2014, as the record date for determining the holders of our common stock who are entitled to receive this Information Statement. As of , 2014, the record date, there were _____________ shares of our common stock issued and outstanding. We anticipate that this Information Statement will be mailed on or about June , 2014, to our shareholders of record.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company since August 1, 2013, being the commencement of our last completed audited financial year;
2.	any proposed nominee for election as a director of our company; and
3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are set forth below in the section entitled “Principal Shareholders and Security Ownership of Management”.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the record date, there were shares of common stock issued and outstanding, with a par value of $.001 per share, in the capital of our company. Each share of our company’s common stock is entitled to one vote.

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 3, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii)officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of class	Name and address of beneficial owner	Number of Shares of Common Stock Outstanding	Percentage of Common Stock Outstanding

Common Stock(1)

Common Stock
	Liudmila Voinarvoska Fling
	President and Chief Executive Officer	0	*
	420 North Nellis A3-146
	Las Vegas, Nevada 89110

All Officers and Directors
	Directors as a Group (1 persons)	0	*

	Artic Orchards LLC	980,000	9.96%
	5 Iron Mill
	Minchinhampton, Glos
	GL6 9AL
	UK

	Brothers Capital	980,000	9.96%
	5143 Rusty Anchor Ct
	Las Vgas, NV 89110

	Domino Development	689,000	7.00%
	Ste 100 Beachmont Business Center
	Kingstown, St Vincent & The Grenadines

	Platinum Capital	980,000	9.96%
	2602 S. Grand Canyon Dr
	Las Vegas, NV 89117

	Reliable Investments	980,000	9.96%
	1350 Challenge Lane
	Las Vegas, NV 89110

	SSR Investments	980,000	9.96%
	4894 Lone Mountain
	Las Vegas, NV 89130

-------------------------

* Less than 1%

(1)	As of June 3, 2014, there were 9,838,721 shares of our common stock issued and outstanding.

AMENDMENT TO OUR COMPANY'S ARTICLES

The Board of Directors of the Company on May 31, 2014, adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of common stock from 10,000,000 shares, par value $.001 per share, to 110,000,000 shares, par value $.001 per share. The Board of Directors recommends the proposed increase in the authorized number of shares of common stock to insure that a sufficient number of authorized and unissued shares is available (i) to raise additional capital for the operations of the Company; and (ii) to make options and shares available to employees, future non-employee directors and consultants of the Company as an incentive for services provided to the Company. Such shares would be available for issuance by the Board of Directors of the Company without further action by the stockholders, unless required by the Company's Certificate of Incorporation or by the laws of the State of Nevada. Neither the presently authorized shares of common stock nor the additional shares of common stock that may be authorized pursuant to the proposed amendment carry preemptive rights. The Company's authority to issue up to 10,000,000 shares of Preferred Stock, par value $.001 per share, would remain unchanged by the proposed amendment.

Reasons We Need to Increase Our Authorized Common Stock

With 9,838,721 shares of common stock issued and outstanding as of June 3, 2014, we have 161,279 authorized but unissued shares available for issuance. We believe that this number of shares is not an adequate number of shares to raise additional capital for the Company to satisfy existing obligations and for working capital, for grant of future options or for other corporate purposes. There are currently no set plans or arrangements relating to the possible issuance of any additional shares of common stock proposed to be authorized, other than the following. We have $400,000 of convertible debt outstanding that is convertible into 8,000,000 shares of common stock.

In addition, we have signed a letter of intent On May 30, 2014, with Red Apple Pharma Corp. (RAPCO), which provides for the acquisition by the Company of RAPCO for 80,000,000 shares of the Company’s common stock, subject to shareholder approval and due diligence. Gordon F. Lee is an officer, director and majority shareholder of RAPCO, and the letter of intent provides that Mr. Lee will be compensated by the Company at the rate of $20,000 per month in the period commencing May 30, 2014.

This transaction is subject to a due diligence investigation of the operations of RAPCO by the Company.

Pursuant to the Letter of Intent, effective May 30, 2014, Liudmilla Voinarovska, our sole director and officer, elected and appointed Gordon F. Lee as Chief Executive Officer of the Company. Ms. Voinarovska retains the offices of President and Secretary.

Gordon F. Lee, age 62, has over 30 years of  operating and directing numerous public entities in both the U.S. and Canada focusing on petroleum production, mineral mining, technology, film production, and financial services The first eight years of his career were spent in the public sector of capital formation for oil and gas companies, focusing on corporate securities matters, including advising small business clients, assisting companies with raising money, going public, closing various opportunities in structuring transactions such as mergers, acquisitions and joint ventures. After several years in the Canadian markets in the capacity of Chief Advisor, Corporate Finance, he became an investment banker and moved to the US. He is currently focused on public venture capital and investing in high growth companies in various industry sectors. He has recently been involved in founding companies providing mobile banking platforms and was one of the founders of Beverly Hills Medical Marijuana Company. Currently, Mr. Lee serves as the Chairman and President of Carbon Energy Holdings, Inc. Mr. Lee served as the Chief Executive Officer, President and Chief Financial Officer at Focus Gold Corporation from August 29, 2012 to October 22, 2013 and its Interim Principal Accounting Officer and Treasurer from September 17, 2012 to October 22, 2013 and its Secretary from May 31, 2013 to October 22, 2013.  Mr. Lee also serves as the Chief Executive Officer and a director of Gold Crest Mines, Inc., as the President, Treasurer and a Director of Focus Gold Corporation and a director of Rock Energy Resources, Inc., companies whose securities are registered under Section 12 of the Securities Exchange Act.

Mr. Lee is currently the CEO of The Red Apple Group in Denver, Colorado, which is focusing on opportunities in the financial sector and banking for marijuana dispensaries and factories, including production cash flow, banking and insurance.

Mr. Lee attended the University of Ontario (Guelph) from 1971-1973, and received a degree in pre-law and securities in 1983 from the University of Toronto.

Stockholder Authorizations for Increasing Our Authorized Common Stock

The additional shares of common stock, if issued, would have a dilutive effect upon the percentage of equity of the Company owned by present stockholders. The issuance of such additional shares of common stock might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends, has never adopted any policy with respect to the payment of dividends and does not intend to pay any cash dividends in the foreseeable future. In addition, the issuance of such additional shares of common stock, by reducing the percentage of equity of the Company owned by present stockholders, would reduce such present stockholders' ability to influence the election of directors or any other action taken by the holders of common stock.

Our company obtained shareholder approval for the amendment to the Company's Articles of Incorporation to increase the authorized number of shares of common stock from 10,000,000 shares, par value $.001 per share, to 110,000,000 shares, par value $.001 per share, from our shareholders,

Artic Orchards, holding 980,000 shares of our common stock, or 9.96%, Brothers Capital holding 980,000 shares of our common stock, or 9.96%, Platinum Capital Holding, holding 980,000 shares of our common stock, or 9.96%, Reliable Investments, holding 980,000 shares of our common stock , or 9.96%; SSR Investments, holding 980,000 shares of our common stock or 9.96%, and Domino Development holding 689,000 shares of our common stock or 7% of the issued and outstanding shares of our common stock, between them totaling 56%. The amendment authorizing the amendment increasing the Company’s authorized common stock will not become effective until (i) we file the Information Statement with the Securities and Exchange Commission, (ii) at least 20 days after we deliver the Information Statement to our shareholders of record, and (iii) the Certificate of Amendment has been accepted for filing by the Secretary of State of the State of Nevada.

Annexed to this Information Statement and marked Exhibit A is the proposed amendment to the Articles of Incorporation of the Company.

DISSENTERS’ RIGHTS

Pursuant to the Private Corporations Law of the State of Nevada, shareholders of our common stock are not entitled to dissenters’ rights of appraisal with respect to the Amendment to our Articles of Incorporation increasing the number of our authorized shares of common stock.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our Company, including financial statements, you may refer to our Form 10-K and other periodic reports filed with the Securities and Exchange Commission from time to time. Copies are available on the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

Pursuant to the requirements of the Securities Exchange Act of 1934, Clean Enviro Tech Corp. has duly caused this Information Statement to be signed by the undersigned hereunto authorized.

June 6, 2014.

CLEAN ENVIRO TECH CORP.

By: /s/ Liudimla Vonarovska

Liudmila Voinarvoska

President and Director